Exhibit 99.3

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

AND FOR THE SIX MONTHS ENDED

JUNE 30, 2017 AND 2016

SIERRA BULLETS, LLC AND AFFILIATE

CONTENTS

As of June 30, 2017 and December 31, 2016

And for the Six Months Ended June 30, 2017 and 2016

Page

INDEPENDENT ACCOUNTANT’S REPORT	1 — 2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	3 — 4

Consolidated Statements of Income	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8 — 19

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To the Members

Sierra Bullets, LLC and Affiliate

Los Angeles, California

We have reviewed the accompanying consolidated financial statements of Sierra Bullets, LLC and Affiliate (collectively the “Company”), which comprise the consolidated balance sheet as of June 30, 2017, and December 31, 2016, and the related consolidated statements of income, changes in members’ equity, and cash flows for the six months ended June 30, 2017, and 2016, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

The Members

Sierra Bullets, LLC and Affiliate

Report on 2016 Financial Statements

The December 31, 2016, balance sheet, included herein, was included in the 2016 financial statements of Sierra Bullets, LLC and Affiliate that were audited by us, and we expressed an unmodified opinion on them in our report, dated March 9, 2017. We have not performed any auditing procedures since that date.

/s/ Singer Lewak LLP

October 6, 2017

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

June 30, 2017 and December 31, 2016

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash	$11,706	$54,951
Accounts receivable, net	3,450,492	2,134,498
Due from member	6,816,729	3,252,153
Inventory	9,027,381	8,556,549
Prepaid expenses and other current assets	154,929	250,973
Total current assets	19,461,237	14,249,124

Property and equipment
Machinery and equipment	8,740,251	8,741,453
Buildings and improvements	2,259,405	2,259,405
Furniture and fixtures	581,714	581,714
Tools and dies	479,735	479,735
Vehicles	106,102	106,102
	12,167,207	12,168,409
Less accumulated depreciation	(8,890,799)	(8,547,400)
	3,276,408	3,621,009
Land	197,655	197,655
Construction in progress	275,629	153,992
Total property and equipment	3,749,692	3,972,656

Other assets
Goodwill	1,586,694	1,586,694
Other assets	16,373	17,996
Total other assets	1,603,067	1,604,690
Total assets	$24,813,996	$19,826,470

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

June 30,

	June 30, 2017	December 31, 2016
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$1,026,517	$888,643
Accrued expenses	440,036	599,844
Current portion of note payable	585,714	585,714
Total current liabilities	2,052,267	2,074,201

Contingent liabilities	1,325,000	1,300,000
Note payable, net of current portion	927,381	1,220,239
Total liabilities	4,304,648	4,594,440

Commitments and contingencies

Members' equity
BHH Management, Inc.	12,590,497	8,267,521
Lumber Management, Inc.	1,966,672	1,291,409
Noncontrolling interest in variable interest entity	5,952,179	5,673,100

Total members' equity	20,509,348	15,232,030
Total liabilities and members' equity	$24,813,996	$19,826,470

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME

For the Six Months Ended June 30,

	2017	2016

Sales, net	$17,778,010	$19,014,504
Cost of sales	9,775,489	9,527,643
Gross profit	8,002,521	9,486,861
Selling, general, and administrative expenses	1,467,448	1,704,091
Managing member fees	825,880	822,140
Operating income	5,709,193	6,960,630
Other expense
Interest expense	29,523	33,425
Income before provision for income taxes	5,679,670	6,927,205
Provision for income taxes	800	800
Income before noncontrolling interest in variable interest entity	5,678,870	6,926,405
Income related to noncontrolling interest in variable interest entity	(279,079)	(903,003)
Net income	$5,399,791	$6,023,402

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

For the Six Months Ended June 30, 2017 and December 31, 2016

			Noncontrolling
	BHH	Lumber	Interest in Variable
	Management, Inc.	Management, Inc.	Interest Entity	Total
Balance at January 1, 2016	$8,768,715	$1,369,695	$4,103,500	$14,241,910
Stock-based compensation	85,148	13,300	-	98,448
Distributions	(5,189,400)	(810,600)	-	(6,000,000)
Net income	5,209,640	813,762	903,003	6,926,405
Balance at June 30, 2016	$8,874,103	$1,386,157	$5,006,503	$15,266,763

Balance at January 1, 2017	$8,267,521	$1,291,409	$5,673,100	$15,232,030
Stock-based compensation	85,147	13,301	-	98,448
Distributions	(432,450)	(67,550)	-	(500,000)
Net income	4,670,279	729,512	279,079	5,678,870
Balance at June 30, 2017	$12,590,497	$1,966,672	$5,952,179	$20,509,348

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

For the Six Months Ended June 30, 2017 and December 31, 2016

	2017	2016
Cash flows from operating activities
Net income	$5,399,791	$6,023,402
Adjustments to reconcile net income to net cash from operating activities
Provision for sales discounts and allowance for doubtful accounts	74,472	(35,177)
Income related to variable interest entity	279,079	903,003
Reserve on inventory	26,981	(23,250)
Depreciation and amortization	343,399	760,971
Stock-based compensation	98,448	98,448

(Increase) decrease in Accounts receivable	(1,390,466)	470,045
Due from member	(3,564,576)	(232,214)
Inventory	(497,813)	(1,095,008)
Prepaid expenses and other assets	97,667	(1,626)
Increase (decrease) in
Accounts payable	137,874	290,397
Accrued expenses	(159,808)	(104,838)
Contingent liabilities	25,000	500,000
Net cash flows from operating activities	870,048	7,554,153
Cash flows from investing activities
Purchase of property and equipment	(120,435)	(909,808)
Net cash flows from investing activities	(120,435)	(909,808)
Cash flows from financing activities
Principal payments on note payable	(292,858)	(585,714)
Distributions to members	(500,000)	(6,701,330)
Net cash flows from financing activities	(792,858)	(7,287,044)
Net (decrease) increase in cash	(43,245)	(642,699)
Cash, beginning of the period	54,951	31,053
Cash, end of the period	$11,706	$(611,646)
Supplemental disclosure for cash flows information
Interest paid	$29,523	$33,425
Income taxes paid	$800	$800

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and December 31, 2016

And for the Six Months Ended June 30, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS

Sierra Bullets, LLC (“Sierra” or the “Company”), a Delaware limited liability company, manufactures and sells copper jacketed bullets and produces and distributes related accessory items to sporting goods distributors and ammunition manufacturers throughout the world. Revenues from sales of copper jacketed bullets represent approximately ninety-nine percent of total revenues. Sierra grants credit to all of its commercial customers within the United States.

Sierra was formed on May 6, 1988, as a limited partnership. Upon formation, BHH Management, Inc. (BHH) and Lumber Management, Inc. (LMI) contributed cash, and The Leisure Group, Inc. (TLG) contributed assets and liabilities of its Sierra Bullets division. Because ownership interests of the newly formed partnership remained the same as that of the Sierra Bullets division of TLG, the assets and liabilities contributed were recorded at their net book values, including goodwill. TLG was subsequently dissolved in 1988. At December 31, 1995, the Company merged into a newly formed Delaware limited liability company. Sierra is currently owned by BHH (86.49%) and LMI (13.51%).

Sierra IC-DISC, Inc. (DISC), an entity under common ownership, was incorporated in April 2013 in the State of Delaware to sell the Company’s products in foreign countries, and has been consolidated as a variable interest entity (see Note 2). Sierra is the primary beneficiary of the variable interest entity and began consolidating DISC as of April 1, 2013.

The accompanying consolidated balance sheet and consolidated statements of income, changes in members’ equity, and cash flows include the accounts of Sierra Bullets, LLC and Affiliate listed below (collectively, the “Company”). The Company consists of the following entities:

Entity	Type of Entity	Fiscal Year End	Tax Year End

Parent

Sierra Bullets, LLC	Delaware Limited Liability Company	December 31	December 31

Affiliate

Sierra IC-DISC, Inc.	Delaware Corporation	December 31	December 31

SIERRA BULLETS, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and December 31, 2016

And for the Six Months Ended June 30, 2017 and 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated entities of Sierra and DISC are under common ownership and management and are economically interdependent. All significant intercompany balances and transactions have been eliminated in consolidation. Sierra is the primary beneficiary of DISC, which is considered a variable interest entity (VIE).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured. The Company recognizes revenue upon shipment of its products when title and risk of loss passes to its customers. For the six months ended June 30, 2017, and 2016, discounts of $1,278,691 and $1,372,096 were included in net sales, respectively.

Fair Value of Financial Instruments

The estimated fair values of the Company’s short-term financial instruments, including receivables, payables, and interest rate swaps arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. The carrying amounts reported for debt obligations approximate fair value due to the effective interest rate of these obligations reflecting the Company’s current borrowing rate.

Accounts Receivable

Accounts receivable are reported as the customers’ outstanding balances net of allowances for doubtful accounts and sales discounts. Interest is not accrued on overdue accounts receivable.

SIERRA BULLETS, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and December 31, 2016

And for the Six Months Ended June 30, 2017 and 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable (Continued)

The allowances for doubtful accounts and sales discounts are maintained at a level that, in the judgment of the Company’s management, is adequate to absorb credit losses inherent in the trade receivables. The amounts of the allowances are based on management’s evaluation of the collectability of the receivables including the nature of the receivables, credit concentrations, trends in historical loss experience, specific impaired trade receivables, applicable discounts, and economic conditions. The delinquency status of the trade receivables is based on how recently payments have been received or on contractual terms. Trade receivables are charged off in the period in which they are deemed uncollectible. As of June 30, 2017, and December 31, 2016, $70,000 and $55,000 of allowances for doubtful accounts and $138,943 and $79,471 of provisions for sales discounts were included in net accounts receivable, respectively.

Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market. Costs include an allocable portion of labor and overhead costs. Market is determined by comparison with recent sales or realizable value.

The Company provides an allowance to reduce the inventory carrying value to the lower of cost or net realizable value. In determining net realizable value, the Company assumes the inventory will be offered for sale in the normal course of business and not on a liquidation basis.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates assets using the straight-line method over the estimated useful lives of various classes of assets, as follows:

Machinery and equipment	3 to 10 years
Buildings and improvements	15 to 40 years
Furniture and fixtures	3 to 7 years
Tool and dies	3 to 7 years
Vehicles	3 to 7 years

Depreciation and amortization expense recognized for the six months ended June 30, 2017, and 2016 amounted to $343,399 and $460,238, respectively.

Land is stated at historical cost. Construction in progress is stated at cost and is not depreciated until such time as the relevant assets are completed and ready for operational use.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the results of operations.

Accounting for Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets in question may not be recovered. Impairment would be recorded in circumstances where undiscounted cash flows expected to be generated by an asset are less than the carrying value of the asset. For the six months ended June 30, 2017, and December 31, 2016, the Company recorded no impairment of long-lived assets.

Goodwill

Goodwill is not being amortized; rather, it is reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The guidance allows an entity to make an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the currently required two-step impairment test.

The Company determined that it is more likely than not that the fair value of the reporting unit the goodwill is derived from is greater than its carrying value; therefore, management has determined that no impairment existed as of June 30, 2017, and December 31, 2016.

Interest Rate Swap

The Company has elected to use the simplified approach for valuing qualified swaps; therefore, the interest rate swap is measured at settlement value. As of June 30, 2017, and 2016, the settlement value was $201 and $2,273, respectively.

Income Taxes

The Company is a limited liability company that has elected to be treated as a partnership for Federal income tax purposes. Under the LLC Status, the members are taxed on their proportionate share of the entity’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these consolidated financial statements other than the minimum franchise fee and LLC fee imposed by the state of California.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Sierra IC-DISC, Inc. has elected to be treated as an Interest Charge Domestic International Sales Corporation (IC-DISC) under Sections 991 through 997 of the Internal Revenue Code. Under IC-DISC status, the shareholders of an IC-DISC are taxed when the income is actually or deemed distributed. Therefore, these statements do not include a provision for federal and state income taxes.

The Company will recognize the impact of tax provisions in the consolidated financial statements if the position is more likely than not to be sustained on audit, based on the technical merits of the position. To date, the Company has not recorded any uncertain tax positions.

The Company recognizes potential accrued interest and penalties related to uncertain tax positions in income tax expense. During the six months ended June 30, 2017, and 2016, the Company did not recognize any amount in potential interest and penalties associated with uncertain tax positions.

Advertising

The Company expenses advertising costs as incurred. For the six months ended June 30, 2017, and 2016, advertising costs amounted to $144,090 and $112,131, respectively.

Shipping and Handling Costs

The Company incurs shipping expenses for domestic sales. The expenses are recorded in selling, general, and administrative expenses in the accompanying Consolidated Statements of Income. For the six months ended June 30, 2017, and 2016, the Company recorded $225,177 and $209,438 for freight out, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation as defined in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards based on estimated fair values. ASC 718 further requires that share-based payments awarded to an employee be recorded as compensation expense. As such, the Company recognizes compensation expense for the Company’s stock option awards to the Company’s employees.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted and Issued Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these issued accounting standards are effective after the end of the Company’s previous fiscal year and may be applicable to the Company this year, the Company has not identified any that it believes merit further discussion. Management is in the process of evaluating the impact of a recently issued but not yet adopted accounting pronouncement and does not believe it will have a material impact on the Company’s consolidated financial statements.

NOTE 3 — CONCENTRATIONS OF RISK

Cash

The Company maintains its cash balances with three financial institutions located in the United States of America that, from time to time, exceed amounts insured by the Federal Deposit Insurance Corporation (FDIC). Deposits held in noninterest-bearing transaction accounts are aggregated with any interest-bearing deposits the owner may hold in the same ownership category, with the combined total insured up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. As of June 30, 2017, and December 31, 2016, the Company had no deposits that exceeded insured amounts.

Customers

During the six months ended June 30, 2017, and 2016, two customers represented approximately 14% and 10%, and one customer represented approximately 16% of the Company’s sales, respectively. As of June 30, 2017, and December 31, 2016, two customers represented approximately 24% and 15%, and three customers represented 17%, 14%, and 12% of accounts receivable, respectively.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 4 — INVENTORY

As of June 30, 2017, and December 31, 2016, inventory consisted of the following:

	June 30,	December 31,
	2017	2016

Finished goods	$6,861,826	$6,574,462
Raw material	1,051,209	783,760
Work in process	657,646	714,646
Inventory pricing reserve	529,900	529,900
Inventory obsolescence reserve	(73,200)	(46,219)

Total	$9,027,381	$8,556,549

NOTE 5 — ACCRUED EXPENSES

As of June 30, 2017, and December 31, 2016, accrued expenses consisted of the following:

	June 30,	December 31,
	2017	2016

Accrued vacation	$206,557	$167,769
Accrued payroll and related expenses	124,069	115,169
Accrued bonus	78,097	280,331
Accrued payroll taxes	14,900	9,713
Accrued sales and use tax	14,485	25,674
Accrued expenses, other	1,928	1,188

Total	$440,036	$599,844

NOTE 6 — LINE OF CREDIT

The Company maintained a revolving line of credit with a bank that allowed the Company to borrow up to a maximum of $1,500,000, which matured on July 31, 2017, and was not renewed. Interest on the revolving line of credit is at a per annum rate of 0.5% in excess of the Bank’s Reference Rate (4.25% and 3.75% as of June 30, 2017, and December 31, 2016, respectively). This note is subject to the revolving loan cleanup period that requires the borrowings be zero for at least 30 consecutive days during each twelve-month period and will be renewed annually. The note is secured by real and personal property of the Company. No borrowings have been made against this note as of June 30, 2017, and 2016.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 6 — LINE OF CREDIT (Continued)

The agreement contains certain annual financial covenants with which the Company was in compliance as of December 31, 2016.

NOTE 7 — NOTE PAYABLE

As of June 30, 2017, and December 31, 2016, note payable consisted of the following:

	June 30,	December 31,
	2017	2016

Note payable, secured by all assets of the Company, payable in monthly installments of $48,810, including principle and interest at 3.6% per annum. Debt matures on January 1, 2020	$1,513,095	$1,805,953

Less current portion	585,714	585,714

Long-term portion of note payable	$927,381	$1,220,239

The following is a schedule of the future payments required under the long-term debt obligations after June 30, 2017:

Year Ending
June 30,

2018	$585,714
2019	585,714
2020	341,667

Total	$1,513,095

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 7 — NOTE PAYABLE (Continued)

On December 18, 2012, the Company entered into an interest rate swap contract effectively changing the variable interest rate for $4,100,000 of the total outstanding loan balance to a fixed rate of 3.6% with an effective date of January 1, 2013. Under the swap, the Company pays the lender interest at a fixed rate of 3.6% for $4,100,000 of the total outstanding loan balance and receives a variable payment computed at US Dollar LIBOR as provided by the British Banking Association (USD-LIBOR-BBA). (Average USD-LIBOR-BBA was 0.90% and 0.44% for the six months ended June 30, 2017, and 2016, respectively.) The swap agreement commenced January 1, 2013, and terminates on January 1, 2020. Interest paid on the swap agreement amounted to $29,549 and $33,425 for the six months ended June 30, 2017, and 2016, respectively.

The note payable contains certain annual financial covenants that the Company was in compliance with as of December 31, 2016.

NOTE 8 — RELATED PARTY TRANSACTIONS

Due from Member

The Company makes cash advances to and from BHH, the managing member. The cash advances have material fluctuations throughout the year. As of June 30, 2017, and 2016 the Company had net cash advances receivable from BHH of $6,816,729 and $2,484,956, respectively. No interest is charged on these advances. Amounts are held with a financial institution and are subject to FDIC insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk. As of June 30, 2017, and December 31, 2016, the Company had $6,566,729 and $3,002,153, respectively, in deposits that exceeded insured amounts.

Managing Member’s Fees

The Company was charged $825,880 and $822,140 by BHH for the six months ended June 30, 2017, and 2016, respectively. These fees are discretionary and based on management services provided by BHH.

Retirement Plan

BHH has established a 401(k) Profit Sharing Plan which covers substantially all full-time employees of the Company. The plan contains a 401(k) provision which allows employees to make contributions to the plan on a pretax basis. The plan is a safe harbor 401(k) plan, which requires the employer to make a 3% nonelective contribution. For the six months ended June 30, 2017, and 2016, contributions amounted to $101,873 and $112,110, respectively.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 8 — RELATED PARTY TRANSACTIONS (Continued)

Related Party Payable

On April 3, 2014, Sierra entered into a related party producer’s loan with DISC for the amount of $1,000,000 with interest that will accrue at the rate of 3.25% per annum. Interest-only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of April 1, 2019.

On March 13, 2015, Sierra executed a second producer’s loan agreement with DISC for the amount of $1,500,000 with interest that will accrue at the rate of 3.25% per annum. Interest-only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of April 1, 2020.

On June 5, 2015, Sierra executed a third producer’s loan agreement with DISC for the amount of $29,000 with interest that will accrue at the rate of 2.40% per annum. Interest-only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of July 1, 2020.

On March 1, 2016, Sierra executed a fourth producer’s loan agreement with DISC for the amount of $1,572,000 with interest that will accrue at the rate of 3.25% per annum. Interest-only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of March 1, 2021.

Interest accrued on related party loans for the six months ended June 30, 2017, and December 31, 2016, amounted to $81,870 and $124,800, respectively. The intercompany loans and related interest expense are eliminated upon consolidation.

Management Incentive Program

The Company entered into a bonus agreement with two of its key employees as of July 1, 2014. Under the terms of the arrangement, certain key employees are eligible to receive a cash bonus equal to 2.5% of aggregate cash distributions during the performance period as set forth in the agreement. Key employees have to remain employed throughout the performance period, and all cash settlements are due no later than 45 days after the vesting period. A bonus vests five (5) years after the issuance date or upon a change in control event. Bonuses are forfeited under certain key terms of the contract. As of June 30, 2017, and December 31, 2016, the Company has accrued $1,325,000 and $1,300,000, respectively, under the terms of the bonus agreement.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 9 — EQUITY

Common Stock

The members of Sierra IC-DISC contributed $2,500 of equity in common stock which is shown as equity in noncontrolling interest of variable interest entity. Sierra IC-DISC has authorized 10,000 shares of common stock at $0.25 par value per share. As of June 30, 2017, and December 31, 2016, 10,000 shares were issued and outstanding.

Stock Option Plan

Effective July 1, 2014, Sierra Bullets, LLC 2014 Stock Incentive Plan was adopted, and authorized the sale of up to 5% interest in the Company to key employees of the Company. Options vest 5 years from the date of commencement and shall expire 3 months after becoming fully vested.

On October 7, 2014, options were granted to key employees to purchase up to 5% of interest in the Company at an exercise price of $43.24 per share. The fair market value of a share on the date of the option grant was $43.24, and the option expires on September 1, 2019. On the grant date, the Company used the Black Scholes method to value the options, and recorded compensation expense of $49,224, which were classified as general and administrative expenses. As of June 30, 2017, and 2016, the Company recognized total compensation costs of $541,462 and $344,567, respectively, related to stock options granted, and the unrecognized compensation cost related to non-vested, share-based compensation arrangements granted under share-based compensation plans using the fair value method, which amounted to $443,014 and $639,909.

The following weighted average assumptions were used to value the options granted:

Risk-free interest rate	1.64%
Expected life (in years)	5 years
Dividend yield	0%
Volatility	42.82%

Volatility has been calculated based on the volatility of equivalent public companies in the defense product and services industry sector.

There is no current income tax benefit from the grant of this option.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2017 and December 31, 2016
And for the Six Months Ended June 30, 2017 and 2016

NOTE 10 — COMMITMENTS AND CONTINGENCIES

The Company, from time to time, is involved in certain legal matters which arise in the normal course of business. Management believes, based in part on the advice of legal counsel, that the resolution of such matters will not have a material adverse effect on the financial position of the Company.

NOTE 11 — SUBSEQUENT EVENTS

In July 2017, the Company received a letter of intent from a third party to acquire all of the rights, title, and interests in the Company. In August 2017, the acquisition closed.

Except as noted above, the Company has evaluated subsequent events through October 6, 2017 (the issue date of the consolidated financial statements) and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the financial statement.